UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) November 8, 2005
Safeguard Scientifics, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5620	23-1609753

(Commission File Number)	(IRS Employer Identification No.)

800 The Safeguard Building
435 Devon Park Drive
Wayne, PA	19087

(Address of Principal Executive Offices)	(Zip Code)
610-293-0600

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
     On November 9, 2005, Safeguard Scientifics, Inc. (“Registrant”) agreed to acquire approximately 94% of the outstanding securities of Acsis, Inc. (“Acsis”) of Marlton, New Jersey for approximately $26 million in cash, (subject to adjustment) pursuant to an Agreement and Plan of Merger dated as of November 9, 2005 (the “Agreement”), by and among Registrant, Safeguard Delaware, Inc., a wholly-owned subsidiary of Registrant (“SDI”), AI Acquisition Corporation, a wholly-owned subsidiary of SDI, Acsis and certain stockholders of Acsis identified in the Agreement. Acsis provides enterprise data collection solutions to global manufacturers. The transaction is subject to customary closing conditions and is expected to close on or before December 31, 2005.
     The information set forth above is qualified in its entirety by reference to the Agreement (attached hereto as Exhibit 99.1), which is incorporated herein by reference.
     On November 8, 2005, SDI entered into a securities purchase agreement by and among Clarient, Inc. (“Clarient”) and the investors named therein pursuant to which SDI agreed to purchase 9,000,000 shares of Clarient common stock at a purchase price of $1.00 per share, or an aggregate purchase price of $9,000,000. Of that amount, 5,340,000 shares of Clarient common stock were issued to SDI on November 9, 2005 (the “Initial Closing”) and the remaining 3,660,000 shares of Clarient common stock will be issued to SDI promptly following the effective date of Clarient’s stockholder approval for the private placement (the “Subsequent Closing”), which is expected to occur no earlier than December 10, 2005. Pursuant to the terms of the Securities Purchase Agreement, Clarient also will issue to SDI immediately exercisable warrants to purchase 1,350,000 shares of Clarient common stock with an exercise price at $1.35 per share and a four-year term from the date of issuance. Of that amount, 801,000 warrants were issued to SDI at the Initial Closing and the remaining 549,000 warrants will be issued to SDI at the Subsequent Closing. SDI and Clarient also are parties to a Registration Rights Agreement, dated as of November 8, 2005, pursuant to which SDI and its affiliates have rights to have shares of common stock owned by SDI and its affiliates registered under the Securities Act of 1933, as amended.
     The information set forth above is qualified in its entirety by reference to the Securities Purchase Agreement (Exhibit 99.2), the Registration Rights Agreement (Exhibit 99.3) and the form of Common Stock Purchase Warrants (Exhibit 99.4), which are incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits
(c)	Exhibits
99.1	Agreement and Plan of Merger dated as of November 9, 2005 (filed herewith)

99.2	Securities Purchase Agreement dated November 8, 2005 by and among Clarient, Inc. and the investors named therein (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed on November 9, 2005 by Clarient, Inc. (SEC File No. 000-22677))

99.3	Registration Rights Agreement dated November 8, 2005 by and among Clarient, Inc. and the investors named therein (incorporated by reference to Exhibit 99.2 of the Current Report on Form 8-K filed on November 9, 2005 by Clarient, Inc. (SEC File No. 000-22677))

99.4	Form of Common Stock Purchase Warrant issued by Clarient, Inc. pursuant to the Securities Purchase Agreement dated November 8, 2005 (incorporated by reference to Exhibit 99.3 of the Current Report on Form 8-K filed on November 9, 2005 by Clarient, Inc. (SEC File No. 000-22677))

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.
Dated: November 10, 2005	By:	STEVEN J. FEDER
Steven J. Feder
Senior Vice President and General Counsel

Exhibit Index
99.1	Agreement and Plan of Merger dated as of November 9, 2005 (filed herewith)

99.2	Securities Purchase Agreement dated November 8, 2005 by and among Clarient, Inc. and the investors named therein (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed on November 9, 2005 by Clarient, Inc. (SEC File No. 000-22677))

99.3	Registration Rights Agreement dated November 8, 2005 by and among Clarient, Inc. and the investors named therein (incorporated by reference to Exhibit 99.2 of the Current Report on Form 8-K filed on November 9, 2005 by Clarient, Inc. (SEC File No. 000-22677))

99.4	Form of Common Stock Purchase Warrant issued by Clarient, Inc. pursuant to the Securities Purchase Agreement dated November 8, 2005 (incorporated by reference to Exhibit 99.3 of the Current Report on Form 8-K filed on November 9, 2005 by Clarient, Inc. (SEC File No. 000-22677))